Prosperity Bancshares, Inc.® Reports Strong Second Quarter Earnings

- 2Q11 Earnings Per Share of $0.75 (diluted) – an increase of 10.3%

- 2011 YTD loan growth of 5.2% (10.3% annualized)

- 2011 YTD deposit growth of 2.9% (5.7% annualized)

- Tangible Common Equity Ratio 6.46%

- Non-Performing Assets remain low at 0.15% of Average Earning Assets

HOUSTON, July 22, 2011 /PRNewswire/ -- Prosperity Bancshares, Inc.® (NASDAQ: PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended June 30, 2011 of $35.092 million or $0.75 per diluted common share, an increase in net income of $3.346 million or 10.5%, compared with $31.746 million or $0.68 per diluted common share for the same period in 2010.

"I am very excited and proud to be able to announce such positive results for the 2nd quarter of 2011, especially during the challenging economic times our industry is facing. Last fall, we embarked on a plan that challenged our associates to grow the bank organically by increasing loans $1 billion dollars before the end of 2012. We are well on our way to achieve this goal showing an annualized increase in loans over the last two quarters of 10.3%. Our non-interest bearing deposits continue to show solid growth, increasing over $212 million or 13.4% compared to the same quarter last year," commented David Zalman, Chairman and Chief Executive Officer.

"Our tangible common equity to tangible asset ratio continues to increase significantly, due entirely to the strong earnings we have been able to produce, and now stands at 6.46% compared with 5.19% in the same quarter last year," continued Zalman.

"Our past due loans and charge-offs continue to decline. The majority of our customers appear to be more profitable when compared to the last few years, although many express concerns about our country's economic conditions and the current political environment," continued Zalman.

"We owe all of our success to our team of associates and board members who have helped grow the company in the right direction with all of their hard work, insight and dedication and for that, I say, thank you! We would also like to thank all of our customers for their business and loyalty to our bank," concluded Zalman.

Prosperity's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended June 30, 2011

For the three months ended June 30, 2011, net income was $35.092 million compared with $31.746 million for the same period in 2010. Net income per diluted common share was $0.75 for the three months ended June 30, 2011 and $0.68 for the same period in 2010. Returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2011 were 1.45%, 9.36% and 25.56%, respectively. Prosperity's efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 43.58% for the three months ended June 30, 2011.

Net interest income before provision for credit losses for the quarter ended June 30, 2011 increased 3.8% to $83.630 million compared with $80.600 million during the same period in 2010. The increase was attributable primarily to a 2.4% increase in average earning assets from $8.155 billion for the three months ended June 30, 2010 to $8.352 billion for the three months ended June 30, 2011. Additionally, the average yield on interest earning assets decreased 30 basis points while the rate paid on interest bearing liabilities decreased 41 basis points for the same periods. The net interest margin on a tax equivalent basis increased to 4.06% for the three months ended June 30, 2011 compared with 4.00% for the same period in 2010.

On a linked quarter basis, the tax equivalent net interest margin increased four basis points to 4.06% for the three months ended June 30, 2011 from 4.02% reported for the three months ended March 31, 2011.

Non-interest income increased $234,000 or 1.8% to $13.530 million for the three months ended June 30, 2011 compared with $13.296 million during the same period in 2010. Included in the June 30, 2011 total was a loss on sale of securities of $581,000. The Company sold two non-agency CMO's with a total book value of $3.199 million due to a down grade of the CMO's to less than investment grade in the second quarter of 2011. Following this sale, at June 30, 2011, the Company has nine investment grade non-agency CMO's remaining with a total book value of $3.958 million.

Non-interest expense decreased $535,000 or 1.2% to $42.514 million for the three months ended June 30, 2011 compared with $43.049 million during the same period in 2010. The decrease was attributable to a reduction in other expenses, partially offset by an increase in salaries and benefits expense. Overall general expenses were down due to continued cost efficiencies implemented by the Company.

Average loans increased 6.7% or $227.129 million to $3.631 billion for the quarter ended June 30, 2011 compared with $3.404 billion for the same period of 2010. Linked quarter average loans increased 3.3% or $114.732 million from $3.516 billion at March 31, 2011. Average deposits decreased 0.8% or $59.882 million to $7.752 billion for the quarter ended June 30, 2011 compared with $7.812 billion for the same period of 2010. Linked quarter average deposits increased 0.7% or $54.097 million from $7.698 billion at March 31, 2011.

Loans at June 30, 2011 were $3.665 billion, an increase of $240.208 million or 7.0%, compared with $3.425 billion at June 30, 2010 and an increase of $180.225 million or 5.2% (10.3% annualized) compared with $3.485 billion at December 31, 2010. Loans increased 2.6% (10.3% annualized) or $92.328 million on a linked quarter basis compared with loans of $3.573 billion at March 31, 2011.

Deposits at June 30, 2011 were $7.668 billion, a decrease of $146.237 million or 1.9%, compared with $7.814 billion at June 30, 2010 and an increase of $212.772 million or 2.9% (5.7% annualized) compared with $7.455 billion at December 31, 2010. Linked quarter deposits decreased $148.692 million or 1.9% from $7.816 billion at March 31, 2011.

At June 30, 2011, construction loans totaled $483.581 million, consisting of approximately $125 million of single family residential construction loans; $46 million of land development loans; $70 million of raw land loans; $86 million of residential lot loans; $54 million of commercial lot loans; and $101 million of commercial construction and other construction loans. This is a decrease of $31.212 million from construction loans at March 31, 2011.

The table below provides detail on loans acquired and deposits assumed in the U.S. Bank and First Bank transactions completed in the first and second quarters of 2010:

Balance Sheet Data (at period end)	June 30, 2011	Mar 31, 2011	June 30, 2010
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with U.S. Bank branches	$ 39,385	$ 36,819	$ 30,641
Acquired with First Bank branches	64,413	60,308	88,039
All other	3,561,450	3,475,793	3,306,360
Total Loans	$ 3,665,248	$ 3,572,920	$ 3,425,040

Deposits:
Assumed with U.S. Bank branches	$ 265,093	$ 273,769	$ 350,890
Assumed with First Bank branches	312,547	322,044	454,686
All other	7,090,052	7,220,571	7,008,353
Total Deposits	$ 7,667,692	$ 7,816,384	$ 7,813,929

At June 30, 2011, Prosperity had $9.657 billion in total assets, $3.665 billion in loans and $7.668 billion in deposits. Assets and loans at June 30, 2011 increased 0.5% and 7.0%, respectively, compared with June 30, 2010 and deposits decreased 1.9% compared with June 30, 2010.

Results of operations for the six months ended June 30, 2011

For the six months ended June 30, 2011, net income was $68.970 million compared with $62.744 million for the same period in 2010. Net income per diluted common share was $1.47 for the six months ended June 30, 2011 compared with $1.34 for the same period in 2010. Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2011 were 1.43%, 9.29% and 25.88%, respectively. Prosperity's efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 43.94% for the six months ended June 30, 2011.

Net interest income before provision for credit losses for the six months ended June 30, 2011 increased $5.671 million or 3.6%, to $164.043 million compared with $158.372 million during the same period in 2010. The increase was attributable primarily to a 5.2% increase in average earning assets.

Non-interest income increased $1.123 million or 4.3% to $27.397 million for the six months ended June 30, 2011 compared with $26.274 million for the same period in 2010. The increase was mainly attributable to a decrease in net loss on the sale of other real estate.

Non-interest expense increased $1.435 million or 1.7% to $84.209 million for the six months ended June 30, 2011 compared with $82.774 million for the same period in 2010. The increase was primarily attributable to an increase in salaries and benefits expense partially offset by a reduction in other expenses.

Asset Quality

Non-performing assets totaled $12.680 million or 0.15% of quarterly average earning assets at June 30, 2011 compared with $21.856 million or 0.27% of quarterly average earning assets at June 30, 2010, and $12.888 million or 0.16% of average earnings assets at March 31, 2011. The allowance for credit losses was 1.42% of total loans at June 30, 2011 compared with 1.54% at June 30, 2010 and 1.45% of total loans at March 31, 2011.

Non-performing assets (Dollars in thousands)	June 30, 2011		Mar 31, 2011		Dec 31, 2010
	Amount	#	Amount	#	Amount	#
Commercial	$ 875	15	$ 861	12	$ 1,317	17
Construction	4,692	26	6,511	37	8,469	46
1-4 family (including home equity)	2,875	32	3,130	25	3,933	38
Commercial real estate (including multi-family)	4,151	18	2,299	7	2,022	6
Agriculture and agriculture real estate	51	3	17	2	11	1
Consumer	36	3	70	9	90	13
Total	$ 12,680	97	$ 12,888	92	$ 15,842	121

Net Charge-offs (Dollars in thousands)	Three Months Ended June 30, 2011	Three Months Ended Mar 31, 2011	Three Months Ended Dec 31, 2010
Commercial	$ 271	$ 216	$ 855
Construction	455	697	1,014
1-4 family (including home equity)	157	226	314
Commercial RE (including multi-family)	177	320	285
Agriculture	--	(1)	--
Consumer	169	66	202
Total	$ 1,229	$ 1,524	$ 2,670

The provision for credit losses was $1.400 million for the three months ended June 30, 2011 compared to $3.275 million for the three months ended June 30, 2010. Net charge offs were $1.229 million for the three months ended June 30, 2011 compared to $2.440 million for the three months ended June 30, 2010.

The provision for credit losses was $3.100 million for the six months ended June 30, 2011 compared to $7.685 million for the six months ended June 30, 2010. Net charge offs were $2.753 million for the six months ended June 30, 2011 compared to $6.821 million for the six months ended June 30, 2010.

Conference Call

Prosperity's management team will host a conference call on Friday, July 22, 2011 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity's second quarter earnings. Individuals and investment professionals may participate in the call by dialing 800-862-9098, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity's website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity's Home page under News and Events.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.7 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred seventy five (175) full service banking locations; sixty (60) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-one (31) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-three (33) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Dallas/Fort Worth Area -	Jacksonville	Bay City
		Kerens	Beaumont
Bryan	Dallas -	Longview	Cinco Ranch
Bryan-East	Abrams Centre	Mount Vernon	Cleveland
Bryan-North	Balch Springs	Palestine	East Bernard
Caldwell	Camp Wisdom	Rusk	El Campo
College Station	Cedar Hill	Seven Points	Dayton
Greens Prairie	Central Expressway	Teague	Galveston
Madisonville	East Renner	Tyler	Groves
Navasota	Frisco	Tyler-University	Hempstead
Rock Prairie	Frisco-West	Winnsboro	Hitchcock
Wellborn Road	Independence		Katy
	Kiest		Liberty
Central Texas Area -	McKinney	Houston Area -	Magnolia
	McKinney-Stonebridge		Mont Belvieu
Austin -	Midway	Houston -	Nederland
183	Preston Forest	Aldine	Needville
Allandale	Preston Road	Allen Parkway	Shadow Creek
Cedar Park	Red Oak	Bellaire	Sweeny
Congress	Sachse	Beltway	Tomball
Lakeway	The Colony	Clear Lake	Waller
Liberty Hill	Turtle Creek	Copperfield	West Columbia
Northland	Westmoreland	Cypress	Wharton
Oak Hill		Downtown	Winnie
Parmer Lane		Eastex	Wirt
Research Blvd	Fort Worth -	Fairfield
West Lake	Haltom City	First Colony
	Keller	Gessner	South Texas Area -
	Roanoke	Gladebrook
Other Central Texas Locations -	Stockyards	Harrisburg	Corpus Christi -
Bastrop		Heights	Airline
Cuero		Highway 6 West	Carmel
Dime Box	Other Dallas/Fort Worth Locations -	Hillcroft	Northwest
Dripping Springs	Azle	Little York	Saratoga
Elgin	Ennis	Medical Center	Water Street
Flatonia	Gainesville	Memorial Drive
Georgetown	Mesquite	Northside	Other South Texas
Gonzales	Muenster	Pasadena	Locations -
Hallettsville	Sanger	Pecan Grove	Alice
Kingsland	Waxahachie	Piney Point	Aransas Pass
La Grange		River Oaks	Beeville
Lexington		Royal Oaks	Edna
New Braunfels	East Texas Area -	Sugar Land	Goliad
Pleasanton	Athens	SW Medical Center	Kingsville
Round Rock	Athens-South	Tanglewood	Mathis
San Antonio	Blooming Grove	Uptown	Palacios
Schulenburg	Canton	Waugh Drive	Port Aransas
Seguin	Carthage	West University	Port Lavaca
Smithville	Corsicana	Westheimer	Portland
Weimar	Crockett	Woodcreek	Rockport
Yoakum	Eustace		Sinton
Yorktown	Grapeland	Other Houston Area	Victoria
	Gun Barrel City	Locations -	Victoria-North
Angleton

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity's management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity's control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity's securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with "small-cap" companies. These and various other factors are discussed in Prosperity's Annual Report on Form 10-K for the year ended December 31, 2010 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares'® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ® Financial Highlights (Dollars and share amounts in thousands, except per share data)
	Three Months Ended
	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$ 95,652	$ 93,409	$ 92,436	$ 96,247
Total interest expense	12,022	12,996	12,927	15,980
Net interest income	83,630	80,413	79,509	80,267
Provision for credit losses	1,400	1,700	2,900	3,000
Net interest income after
provision for credit losses	82,230	78,713	76,609	77,267

Total non-interest income	13,530	13,867	13,905	13,654
Total non-interest expense	42,514	41,695	41,227	42,593
Net income before taxes	53,246	50,885	49,287	48,328
Federal income taxes	18,154	17,007	16,489	16,162

Net income	$ 35,092	$ 33,878	$ 32,798	$ 32,166

Basic earnings per share	$0.75	$0.72	$0.70	$0.69

Diluted earnings per share	$0.75	$0.72	$0.70	$0.69

Period end shares outstanding	46,888	46,782	46,684	46,653
Weighted average shares
outstanding (basic)	46,864	46,733	46,671	46,640
Weighted average shares
outstanding (diluted)	47,057	46,942	46,818	46,774

Prosperity Bancshares, Inc. ® Financial Highlights (Dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 3,631,256	$ 3,404,127	$ 3,574,207	$ 3,373,654
Investment securities	4,707,217	4,642,246	4,692,639	4,411,177
Federal funds sold and other
other temporary investments	13,218	109,027	13,200	84,916
Total earning assets	8,351,691	8,155,400	8,280,046	7,869,747
Allowance for credit losses	(51,861)	(52,726)	(51,780)	(52,240)
Cash and due from banks	125,150	126,601	131,445	130,549
Goodwill	924,537	906,269	924,475	892,145
Core Deposit Intangibles (CDI)	25,728	33,977	26,714	34,089
Other real estate	9,743	16,010	11,236	14,500
Fixed assets, net	159,919	164,646	159,592	156,799
Other assets	133,661	140,040	134,423	141,317
Total assets	$ 9,678,568	$ 9,490,217	$ 9,616,151	$ 9,186,906

Non-interest bearing deposits	$ 1,770,664	$ 1,583,010	$ 1,721,967	$ 1,514,877
Interest bearing deposits	5,981,826	6,229,362	6,003,693	6,019,520
Total deposits	7,752,490	7,812,372	7,725,660	7,534,397
Securities sold under
repurchase agreements	68,413	83,092	60,058	77,204
Federal funds purchased and
other borrowings	218,310	44,477	205,201	38,312
Junior subordinated
debentures	85,055	92,265	88,059	92,265
Other liabilities	54,915	65,518	52,956	64,726
Shareholders' equity(A)	1,499,385	1,392,493	1,484,217	1,380,002
Total liabilities and equity	$ 9,678,568	$ 9,490,217	$ 9,616,151	$ 9,186,906

(A)  Includes $14,337 and $17,197 in after tax unrealized gains on available for sale securities for the three month periods ending June 30, 2011 and June 30, 2010, respectively, and $14,243 and $17,427 for the six months ending June 30, 2011 and June 30, 2010, respectively.

Prosperity Bancshares, Inc. ® Financial Highlights (Dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 53,703	$ 52,681	$ 105,903	$ 104,134
Interest on securities	41,919	46,603	83,123	91,617
Interest on federal funds sold
and other temporary
investments	30	74	35	103
Total interest income	95,652	99,358	189,061	195,854
Interest expense - deposits	11,064	17,573	22,576	35,058
Interest expense - debentures	598	799	1,745	1,590
Interest expense - other	360	386	697	834
Total interest expense	12,022	18,758	25,018	37,482
Net interest income (B)	83,630	80,600	164,043	158,372
Provision for credit losses	1,400	3,275	3,100	7,685
Net interest income after
provision for credit losses	82,230	77,325	160,943	150,687
Non-sufficient funds (NSF) fees	6,226	6,917	12,333	13,402
Debit card and ATM card income	3,809	3,201	7,261	5,928
Service charges on deposit accounts	2,511	2,562	4,994	4,939
Net gain on sale of assets	195	399	360	399
Net loss on sale of ORE	(366)	(1,689)	(526)	(1,983)
Net loss on sale of securities	(581)	--	(581)	--
Other non-interest income	1,736	1,906	3,556	3,589
Total non-interest income	13,530	13,296	27,397	26,274

Salaries and benefits (C)	23,994	22,431	47,198	43,543
CDI amortization	1,943	2,280	3,977	4,570
Net occupancy and equipment	3,547	3,708	7,195	7,142
Depreciation	2,037	2,147	4,058	4,153
Data processing
and software amortization	1,780	1,742	3,452	3,157
Regulatory assessments and FDIC insurance	2,894	2,801	5,895	5,410
Other non-interest expense	6,319	7,940	12,434	14,799
Total non-interest expense	42,514	43,049	84,209	82,774
Net income before taxes	53,246	47,572	104,131	94,187
Federal income taxes	18,154	15,826	35,161	31,443
Net income available
to common shareholders	$ 35,092	$ 31,746	$ 68,970	$ 62,744

(B) Net interest income on a tax equivalent basis would be $84,603 and $81,332 for the three months ended June 30, 2011 and June 30, 2010, respectively, and $165,905 and $159,797 for the six months ended June 30, 2011 and June 30, 2010, respectively.

(C) Salaries and benefits includes stock-based compensation expense of $936 and $692 for the three months ended June 30, 2011 and June 30, 2010, respectively, and $1,643 and $1,486 for the six months ended June 30, 2011 and June 30, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars and share amounts in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	1,675	1,753	1,675	1,753

Book value per share	$ 32.24	$ 30.12	$ 32.24	$ 30.12
Tangible book value per share	$ 11.99	$ 9.64	$ 11.99	$ 9.64

Period end shares outstanding	46,888	46,622	46,888	46,622
Weighted average shares
outstanding (basic)	46,864	46,610	46,799	46,581
Weighted average shares
outstanding (diluted)	47,057	46,854	47,001	46,857

Non-performing Assets (at period end)
Non-accrual loans	$ 3,518	$ 3,302	$ 3,518	$ 3,302
Accruing loans 90 or more
days past due	306	5,761	306	5,761
Restructured loans	0	0	0	0
Total non-performing loans	3,824	9,063	3,824	9,063
Repossessed assets	15	273	15	273
Other real estate	8,841	12,520	8,841	12,520
Total non-performing assets	$ 12,680	$ 21,856	$ 12,680	$ 21,856

Allowance for credit losses at
end of period	$ 51,932	$ 52,727	$ 51,932	$ 52,727

Net charge-offs	$ 1,229	$ 2,440	$ 2,753	$ 6,821

Basic earnings per share	$ 0.75	$ 0.68	$ 1.47	$ 1.35

Diluted earnings per share	$ 0.75	$ 0.68	$ 1.47	$ 1.34

Prosperity Bancshares, Inc.® Financial Highlights
	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average
assets (annualized)	1.45%	1.34%	1.43%	1.37%
Return on average common
equity (annualized)	9.36%	9.12%	9.29%	9.09%
Return on average tangible
common equity (annualized)	25.56%	28.08%	25.88%	27.65%
Net interest margin (D)
(tax equivalent) (annualized)	4.06%	4.00%	4.04%	4.09%

Efficiency ratio(E)	43.58%	46.04%	43.94%	44.93%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.15%	0.27%	0.15%	0.28%
Non-performing assets to loans
and other real estate	0.35%	0.64%	0.35%	0.64%
Net charge-offs
to average loans	0.03%	0.07%	0.08%	0.20%
Allowance for credit losses to
total loans	1.42%	1.54%	1.42%	1.54%

Common Stock Market Price

High	$46.75	$43.66	$46.75	$43.66

Low	$40.83	$34.31	$38.23	$34.31

Period end market price	$43.82	$34.75	$43.82	$34.75

(D) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(E) The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets).  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	June 30, 2011		Mar 31, 2011		Dec 31, 2010		Sept 30, 2010		June 30, 2010
Loan Portfolio	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Commercial	$ 455,791	12.4%	$ 460,066	12.9%	$ 440,480	12.6%	$ 419,539	12.3%	$ 440,274	12.9%
Construction	483,581	13.2%	494,159	13.8%	502,327	14.4%	498,400	14.6%	514,793	15.0%
1-4 family residential	941,250	25.7%	882,807	24.7%	824,057	23.7%	789,859	23.1%	758,670	22.2%
Home equity	131,213	3.6%	123,696	3.4%	118,781	3.4%	114,846	3.4%	116,071	3.4%
Commercial real estate	1,411,501	38.5%	1,385,031	38.8%	1,370,649	39.3%	1,357,046	39.8%	1,349,834	39.4%
Agriculture	160,780	4.4%	144,535	4.1%	140,752	4.1%	143,917	4.2%	148,770	4.3%
Consumer	81,132	2.2%	82,626	2.3%	87,977	2.5%	90,212	2.6%	96,628	2.8%
Total Loans	$3,665,248		$3,572,920		$3,485,023		$ 3,413,819		$ 3,425,040

Deposit Types

Non-interest bearing DDA	$1,788,756	23.3%	$1,730,427	22.2%	$1,673,190	22.4%	$ 1,623,078	21.7%	$ 1,576,727	20.2%
Interest bearing DDA	1,358,649	17.7%	1,432,766	18.3%	1,412,337	19.0%	1,278,564	17.1%	1,359,041	17.4%
Money Market	1,878,679	24.5%	2,014,674	25.8%	1,748,344	23.5%	1,799,923	24.0%	1,901,149	24.3%
Savings	471,082	6.1%	454,649	5.8%	423,026	5.6%	402,707	5.4%	385,376	4.9%
Time < $100	1,037,492	13.6%	1,072,343	13.7%	1,119,336	15.0%	1,224,226	16.3%	1,316,602	16.9%
Time > $100	1,133,034	14.8%	1,111,525	14.2%	1,078,687	14.5%	1,163,082	15.5%	1,275,034	16.3%
Total Deposits	$7,667,692		$7,816,384		$7,454,920		$ 7,491,580		$ 7,813,929

Loan to Deposit Ratio	47.8%		45.7%		46.7%		45.6%		43.8%

Construction Loans

Single family residential construction	$ 124,995	25.8%	$ 112,175	22.7%	$ 118,207	23.5%	$ 127,325	25.6%	$ 136,126	26.5%
Land development	46,405	9.6%	50,600	10.2%	52,773	10.5%	55,902	11.2%	74,570	14.5%
Raw land	69,769	14.4%	70,074	14.2%	64,524	12.9%	67,108	13.4%	68,112	13.2%
Residential lots	86,515	17.9%	86,359	17.5%	88,648	17.6%	88,611	17.8%	93,764	18.2%
Commercial lots	54,419	11.3%	50,543	10.2%	52,183	10.4%	48,346	9.7%	49,341	9.6%
Commercial construction and other	101,478	21.0%	124,408	25.2%	125,992	25.1%	111,108	22.3%	92,879	18.0%
Total Construction Loans	$ 483,581		$ 494,159		$ 502,327		$ 498,400		$ 514,793

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 3,665,248	$ 3,572,920	$ 3,485,023	$ 3,413,819	$ 3,425,040
Investment securities (F)	4,641,664	4,798,642	4,617,116	4,472,639	4,817,847
Federal funds sold	350	517	393	553	823
Allowance for credit losses	(51,932)	(51,760)	(51,584)	(51,354)	(52,727)
Cash and due from banks	145,910	145,521	158,975	140,678	148,395
Goodwill	924,537	924,537	924,258	923,933	921,484
Core deposit intangibles	24,799	26,742	28,776	30,948	33,389
Other real estate	8,841	10,465	11,053	11,233	12,520
Fixed assets, net	160,119	159,050	159,053	159,717	161,267
Other assets	137,611	136,313	143,509	136,336	140,784
Total assets	$ 9,657,147	$ 9,722,947	$ 9,476,572	$ 9,238,502	$ 9,608,822

Demand deposits	$ 1,788,756	$ 1,730,427	$ 1,673,190	$ 1,623,078	$ 1,576,727
Interest bearing deposits	5,878,936	6,085,957	5,781,730	5,868,502	6,237,202
Total deposits	7,667,692	7,816,384	7,454,920	7,491,580	7,813,929
Securities sold under
repurchase agreements	91,288	51,847	60,659	96,416	93,060
Federal funds purchased and
other borrowings	248,839	228,092	374,433	71,686	154,935
Junior subordinated
debentures	85,055	85,055	92,265	92,265	92,265
Other liabilities	52,625	61,071	41,956	56,985	50,499
Total liabilities	8,145,499	8,242,449	8,024,233	7,808,932	8,204,688
Shareholders' equity (G)	1,511,648	1,480,498	1,452,339	1,429,570	1,404,134
Total liabilities and equity	$ 9,657,147	$ 9,722,947	$ 9,476,572	$ 9,238,502	$ 9,608,822

(F) Includes $23,647, $28,028, $27,710, $25,855 and $26,688 in unrealized gains on available for sale securities for the quarterly periods ending June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

(G) Includes $15,371, $18,218, $18,011, $16,806 and $17,347 in after-tax unrealized gains on available for sale securities for the quarterly periods ending June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

Prosperity Bancshares, Inc.® Financial Highlights (Dollars in thousands)
	Three Months Ended
	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 53,703	$ 52,200	$ 52,722	$ 52,855	$ 52,681
Interest on securities	41,919	41,204	39,708	43,382	46,603
Interest on federal funds
sold and other earning
assets	30	5	6	10	74
Total interest income	95,652	93,409	92,436	96,247	99,358
Interest expense - deposits	11,064	11,512	11,749	14,702	17,573
Interest expense - debentures	598	1,147	803	857	799
Interest expense - other	360	337	375	421	386
Total interest expense	12,022	12,996	12,927	15,980	18,758
Net interest income	83,630	80,413	79,509	80,267	80,600
Provision for credit losses	1,400	1,700	2,900	3,000	3,275
Net interest income after
provision for credit losses	82,230	78,713	76,609	77,267	77,325
Non-sufficient funds (NSF) fees	6,226	6,107	6,905	7,274	6,917
Debit card and ATM card income	3,809	3,452	3,261	3,393	3,201
Service charges on deposit accounts	2,511	2,483	2,614	2,534	2,562
Net gain on sale of assets	195	165	2	1	399
Net loss on sale of ORE	(366)	(160)	(915)	(1,364)	(1,689)
Net loss on sale of securities	(581)	--	--	--	--
Other non-interest income	1,736	1,820	2,038	1,816	1,906
Total non-interest income	13,530	13,867	13,905	13,654	13,296
Salaries and benefits	23,994	23,204	21,421	22,016	22,431
CDI amortization	1,943	2,034	2,172	2,274	2,280
Net occupancy and equipment	3,547	3,648	3,975	4,036	3,708
Depreciation	2,037	2,021	1,999	2,161	2,147
Data processing and
software amortization	1,780	1,672	1,515	1,550	1,742
Regulatory assessments and FDIC insurance	2,894	3,001	2,812	2,817	2,801
Other non-interest expense	6,319	6,115	7,333	7,739	7,940
Total non-interest expense	42,514	41,695	41,227	42,593	43,049
Net income before taxes	53,246	50,885	49,287	48,328	47,572
Federal income taxes	18,154	17,007	16,489	16,162	15,826
Net income available
to common shareholders	$ 35,092	$ 33,878	$ 32,798	$ 32,166	$ 31,746

Prosperity Bancshares, Inc.® Financial Highlights
Comparative Quarterly	Three Months Ended
Asset Quality, Performance	June 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010
& Capital Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Return on average
assets (annualized)	1.45%	1.42%	1.41%	1.36%	1.34%
Return on average common
equity (annualized)	9.36%	9.22%	9.08%	9.06%	9.12%
Return on average tangible
equity (annualized)	25.56%	26.22%	26.70%	27.62%	28.08%
Net interest margin
(tax equivalent) (annualized)	4.06%	4.02%	3.99%	3.97%	4.00%

Employees - FTE	1,675	1,672	1,708	1,719	1,753

Efficiency ratio	43.58%	44.30%	44.13%	45.35%	46.04%
Non-performing assets to
average earning assets	0.15%	0.16%	0.20%	0.26%	0.27%
Non-performing assets to loans
and other real estate	0.35%	0.36%	0.45%	0.60%	0.64%
Net charge-offs to
average loans	0.03%	0.04%	0.08%	0.13%	0.07%
Allowance for credit losses to
total loans	1.42%	1.45%	1.48%	1.50%	1.54%

Book value per share	$32.24	$31.65	$31.11	$30.64	$30.12

Tangible book value per share	$11.99	$11.31	$10.70	$10.17	$9.64

Tier 1 risk-based capital	14.72%	14.00%	13.64%	13.23%	12.31%

Total risk-based capital	15.93%	15.21%	14.87%	14.47%	13.56%

Tier 1 leverage capital	7.24%	6.97%	6.87%	6.45%	6.10%

Tangible equity to tangible
assets	6.46%	6.03%	5.86%	5.73%	5.19%

Equity to assets	15.65%	15.23%	15.33%	15.47%	14.61%

Prosperity Bancshares, Inc.® Supplemental Financial Data (Unaudited) (Dollars in thousands)
	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,631,256	$ 53,703	5.93%	$ 3,404,127	$ 52,681	6.21%
Investment securities	4,707,217	41,919	3.56%	4,642,246	46,603	4.02%
Federal funds sold and other
earning assets	13,218	30	0.91%	109,027	74	0.27%
Total interest earning assets	8,351,691	$ 95,652	4.59%	8,155,400	$ 99,358	4.89%
Allowance for credit losses	(51,861)			(52,726)
Non-interest earning assets	1,378,738			1,387,543
Total assets	$ 9,678,568			$ 9,490,217

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,403,331	$ 2,061	0.59%	$ 1,381,215	$ 2,517	0.73%
Savings and money market deposits	2,403,330	3,348	0.56%	2,248,950	4,292	0.77%
Certificates and other time deposits	2,175,165	5,655	1.04%	2,599,197	10,764	1.66%
Securities sold under repurchase agreements	68,413	110	0.64%	83,092	175	0.84%
Federal funds purchased and other borrowings	218,310	250	0.46%	44,477	211	1.90%
Junior subordinated debentures	85,055	598	2.82%	92,265	799	3.47%
Total interest bearing liabilities	$ 6,353,604	$ 12,022	0.76%	$ 6,449,196	$ 18,758	1.17%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$ 1,770,664			$ 1,583,010
Other liabilities	54,915			65,518
Total liabilities	$ 8,179,183			$ 8,097,724
Shareholders' equity	$ 1,499,385			$ 1,392,493
Total liabilities and shareholders' equity	$ 9,678,568			$ 9,490,217

Net Interest Income & Margin		$ 83,630	4.02%		$ 80,600	3.96%

Net Interest Income & Margin
(tax equivalent)		$ 84,603	4.06%		$ 81,332	4.00%

Prosperity Bancshares, Inc.® Supplemental Financial Data (Unaudited) (Dollars in thousands)
	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,574,207	$ 105,903	5.98%	$ 3,373,654	$ 104,134	6.22%
Investment securities	4,692,639	83,123	3.54%	4,411,177	91,617	4.15%
Federal funds sold and other
earning assets	13,200	35	0.53%	84,916	103	0.24%
Total interest earning assets	8,280,046	$ 189,061	4.60%	7,869,747	$ 195,854	5.02%
Allowance for credit losses	(51,780)			(52,240)
Non-interest earning assets	1,387,885			1,369,399
Total assets	$ 9,616,151			$ 9,186,906

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,446,008	$ 4,299	0.60%	$ 1,382,751	$ 5,255	0.77%
Savings and money market deposits	2,381,326	6,684	0.57%	2,143,678	8,312	0.78%
Certificates and other time deposits	2,176,359	11,593	1.07%	2,493,091	21,491	1.74%
Securities sold under repurchase agreements	60,058	179	0.60%	77,204	323	0.84%
Federal funds purchased and other borrowings	205,201	518	0.51%	38,312	511	2.69%
Junior subordinated debentures	88,059	1,745	4.00%	92,265	1,590	3.48%
Total interest bearing liabilities	$ 6,357,011	$ 25,018	0.79%	$ 6,227,301	$ 37,482	1.21%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$ 1,721,967			$ 1,514,877
Other liabilities	52,956			64,726
Total liabilities	$ 8,131,934			$ 7,806,904
Shareholders' equity	$ 1,484,217			$ 1,380,002
Total lia bilities and shareholders' equity	$ 9,616,151			$ 9,186,906

Net Interest Income & Margin		$ 164,043	4.00%		$ 158,372	4.06%

Net Interest Income & Margin
(tax equivalent)		$ 165,905	4.04%		$ 159,797	4.09%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity's financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Prosperity Bancshares, Inc.® Notes to Selected Financial Data (Unaudited) (Dollars and share amounts in thousands)
	Three months ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010
Return on average tangible common equity:
Net income	$ 35,092	$ 33,878	$ 32,798	$ 32,166	$ 31,746
Average shareholders' equity	1,499,385	1,469,048	1,444,847	1,419,784	1,392,493
Less: Average goodwill and other intangible assets	(950,265)	(952,123)	(953,509)	(953,892)	(940,246)
Average tangible shareholders' equity	$ 549,120	$ 516,925	$ 491,338	$ 465,892	$ 452,247
Return on average tangible common equity (annualized):	25.56%	26.22%	26.70%	27.62%	28.08%

Tangible book value per share:
Shareholders' equity	$1,511,648	$1,480,498	$1,452,339	$1,429,570	$1,404,134
Less: Goodwill and other intangible assets	(949,336)	(951,279)	(953,034)	(954,881)	(954,873)
Tangible shareholders' equity	$ 562,312	$ 529,219	$ 499,305	$ 474,689	$ 449,261

Period end shares outstanding	46,888	46,782	46,684	46,653	46,622
Tangible book value per share:	$ 11.99	$ 11.31	$ 10.70	$ 10.17	$ 9.64

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 562,312	$ 529,219	$ 499,305	$ 474,689	$ 449,261

Total assets	$9,657,147	$9,722,947	$9,476,572	$9,238,502	$9,608,822
Less: Goodwill and other intangible assets	(949,336)	(951,279)	(953,034)	(954,881)	(954,873)
Tangible assets	$8,707,811	$8,771,668	$8,523,538	$8,283,621	$8,653,949

Tangible equity to tangible assets ratio:	6.46%	6.03%	5.86%	5.73%	5.19%

Prosperity Bancshares, Inc.® Notes to Selected Financial Data (Unaudited) (Dollars in thousands)
	Six Months Ended
	June 30, 2011	June 30, 2010
Return on average tangible common equity:
Net income	$ 68,970	$ 62,744
Average shareholders' equity	1,484,217	1,380,002
Less: Average goodwill and other intangible assets	(951,189)	(926,234)
Average tangible shareholders' equity	$ 533,028	$ 453,768
Return on average tangible common equity (annualized):	25.88%	27.65%

Tangible book value per share:
Shareholders' equity	$1,511,648	$1,404,134
Less: Goodwill and other intangible assets	(949,336)	(954,873)
Tangible shareholders' equity	$ 562,312	$ 449,261

Period end shares outstanding	46,888	46,622
Tangible book value per share:	$ 11.99	$ 9.64

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 562,312	$ 449,261

Total assets	$9,657,147	$9,608,822
Less: Goodwill and other intangible assets	(949,336)	(954,873)
Tangible assets	$8,707,811	$8,653,949

Tangible equity to tangible assets ratio:	6.46%	5.19%

CONTACT: Dan Rollins, President and Chief Operating Officer of Prosperity Bancshares, Inc., +1-281-269-7199, dan.rollins@prosperitybanktx.com